UNITED STATESSECURITIES AND EXCHANGE COMMISSIONWashington, D.C.  20549

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FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

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Date of Report (Date of earliest event reported): July 15, 2010

P2 SOLAR, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	333-91190	98-0234680
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Unit 204, 13569 – 76 Avenue Surrey, British Columbia, Canada, V3W 2W3
(Address of principal executive offices)

Registrant’s telephone number, including area code:  (604)592-0047

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 DFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 3.02 UNREGISTERED SALES OF EQUITY SECURITIES

As of March 31, 2010, P2 Solar, Inc., a Delaware corporation (the “Company”) owed a total of $849,595.35 to Raj-Mohinder Gurm broken down as follows: i) $165,132.31 in principal and interest in for funds loaned to the Company by Mr. Gurm; and ii) $684,463.04 for past services rendered to the Company by Mr. Gurm in his capacity as an Officer of the Corporation.  On July 15, 2010, the Company’s Board of Directors authorized the issuance of a total of 10,000,000 shares of restricted common stock (the “Shares”) to Mr. Gurm in satisfaction of $800,000 of funds due and owing to Mr. Gurm.  Specifically, the Shares were issued to satisfy $115,536.96 in interest due and owing to Mr. Gurm, and $684,463.04 in compensation due and owing to Mr. Gurm.  The shares were valued at $.08 per share.  Prior to the issuance of the Shares the Company had a total of 32,997,589 issued and outstanding.  Following the issuance of the Shares the Company has a total of 42,997,589 shares of common stock issued and outstanding.  For the above share issuances, the Shares were not registered under the Securities Act of 1933 (the “Securities Act”) in reliance upon the exemptions from registration contained in Regulation S of the Securities Act.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

P2 SOLAR, INC.

Date: July 15, 2010

---------------------------------By:  /s/ Raj-Mohinder S. Gurm, Chief Executive Officer, Chief Financial Officer